Exhibit 99.1

ARSANIS, INC. 950 WINTER STREET, SUITE 4500 WALTHAM, MA 02451 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EST on March 10, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EST on March 10, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than March 10, 2019. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E58157-S80376 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ARSANIS, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To approve the Agreement and Plan of Merger, dated as of November 26, 2018, by and among Arsanis, Inc. (“Arsanis”), Artemis AC Corp. and X4 Pharmaceuticals, Inc. (“X4”), as amended (the “Merger Agreement”), and the transactions contemplated thereby, including the merger and the issuance of shares of Arsanis’s common stock to X4’s stockholders pursuant to the terms of the Merger Agreement. 2. To approve an amendment to Arsanis’s restated certificate of incorporation effecting a reverse stock split of Arsanis common stock at a ratio mutually agreed to between Arsanis and X4 in the range of one new share for every four (4) to eight (8) shares outstanding (or any number in between) (the “Reverse Stock Split”). 3. To approve an amendment to Arsanis’s restated certificate of incorporation changing Arsanis corporate name from “Arsanis, Inc.” to “X4 Pharmaceuticals, Inc.” 4. To approve, for purposes of Nasdaq Listing Rules 5635(a), (b) and (d), the sale of up to 45.0 million shares of Arsanis common stock, and/or securities convertible into or exercisable for shares of Arsanis common stock, in the aggregate (subject to adjustment for any stock split, recapitalization or reverse stock split (including the Reverse Stock Split) effected prior to the offerings), for gross proceeds of up to $60.0 million with a maximum 30.0% effective discount to the market price of Arsanis common stock at the time of entering into binding agreement(s) for the issuance. 5. To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3, or 4. 6. To consider such other business as may properly come before the stockholders at the Special Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E58158-S80376 ARSANIS, INC. Special Meeting of Stockholders March 11, 2019 10:00 AM EST This proxy is solicited by the Board of Directors The undersigned, revoking all prior proxies, hereby appoint(s) Michael P. Gray and Tillman U. Gerngross, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ARSANIS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM EST on March 11, 2019, at the offices of WilmerHale LLP, located at 60 State Street, Boston, MA 02109, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side